Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports

Third Quarter 2012 Financial Results

Sixth Consecutive Quarter of Positive System-Wide Comparable Restaurant Sales

Net Income Increases 20.4% to $3.4 million

LAKEWOOD, Colo. – November 12, 2012 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the third quarter ended October 2, 2012.

Highlights for the Third Quarter 2012 Compared to the Third Quarter 2011:

•	Total revenues increased 1.9% to $105.5 million from $103.5 million, reflecting a 3.4% increase in Company-owned restaurant sales.

•	System-wide comparable store sales increased 0.2%, the sixth consecutive quarter of positive trends.

•

Net income was $3.4 million (+20.4% vs. prior year), or $0.20 per diluted share, compared to a net income of $2.8 million, or $0.17 per diluted share, in the year-ago period. In the third quarter of 2012, the Company incurred $0.3 million, or $0.01 per diluted share, in pre-tax expenses related to the strategic alternatives review process.

•	Adjusted EBITDA increased 13.6% to $11.7 million from $10.3 million. (*)

•	Year-to-date operating cash flow increased 23.2% to $31.3 million from $25.4 million.

Jeff O’Neill, President and Chief Executive Officer, stated, “We improved our net income compared to the third quarter last year by realizing operational improvements in cost of goods and manufacturing, and we delivered our sixth consecutive quarter of comparable store sales growth despite some softness related to the July 4th Holiday. We attribute the continuation of our positive top-line trend to favorable product mix, expanded catering, and specialty beverage sales which we supported through our ongoing marketing investments. Our 2012 development plans are on target with our previously guided range, and we are excited to continue expanding our national brand presence through a combination of committed franchise and license partners and disciplined company unit growth.”

Third Quarter 2012 Financial Results

For the third quarter ended October 2, 2012, system-wide comparable store sales increased 0.2%, reflecting 4.1% growth in average check that was driven by a combination of price and favorable product mix, offset by comparable transactions. Total revenues increased 1.9% to $105.5 million from $103.5 million, reflecting a 3.4% increase in Company-owned restaurant revenues, while manufacturing and commissary revenues decreased 14.4% reflecting the planned commissary closures earlier this year.

Manufacturing and commissary gross margin as a percentage of manufacturing and commissary revenues increased from 8.7% to 23.6% driven by benefits from various cost initiatives, but particularly, the closure of all five commissaries by the end of the first quarter of 2012.

Overall, gross profit was $20.7 million in the third quarter of 2012 compared to $18.9 million in the third quarter of 2011, and as a percentage of total revenues, increased 150 basis points to 19.7% from 18.2% in the year-ago period.

General and administrative expenses increased to $9.1 million in the third quarter of 2012 from $8.6 million in the third quarter of 2011, primarily due to higher variable incentive compensation plans.

Adjusted EBITDA rose 13.6% to $11.7 million in the third quarter of 2012 compared to $10.3 million in the third quarter of 2011. (*)

Income from operations increased by $1.1 million to $6.3 million in the third quarter of 2012.

Net income was $3.4 million (+20.4% vs. prior year), or $0.20 per diluted share, compared to a net income of $2.8 million, or $0.17 per diluted share, in the year-ago period. In the third quarter of 2012, the Company incurred $0.3 million, or $0.01 per diluted share, in pre-tax expenses related to the strategic alternative review process. In the third quarter of 2011, the Company incurred $0.1 million in pre-tax restructuring expenses in relation to the closure of one of its commissaries.

*	A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of October 2, 2012, there were 797 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the third quarter of 2012, the Company opened 20 restaurants and ended the quarter with 450 Company-owned and operated restaurants, while franchisees and licensees ended the period with 94 and 253 restaurants, respectively.

Fiscal Year 2012 Guidelines

The Company is providing the following updated guidelines for the 52-week period and as noted.

•	66 to 72 system-wide openings, including 14 to 15 Company-owned restaurants, 12 to 14 franchise restaurants, and 40 to 43 license restaurants.

•	Capital expenditures of $24 million to $26 million.

•	Commodity inflation of 2% to 3%.

•	The Company has secured price protection for all of its wheat and coffee requirements, respectively.

•	General and administrative expenses of $10 million to $11 million for the fourth quarter, which includes incentive compensation expenditures.

•	An annual effective tax rate of approximately 39%; however, the Company will continue to only pay minimal cash-taxes for the next several years.

For fiscal year 2013, the Company has secured price protection for approximately 33% of its wheat and 96% of its coffee requirements, respectively.

Conference Call Today

The Company will host a conference call to discuss its third quarter 2012 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Financial Officer.

The dial-in numbers for the conference call are 888-430-8709 for domestic toll-free calls and 719-457-2689 for international. A telephone replay will be available through November 13, 2012, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 9930408.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates and licenses locations primarily under the Einstein Bros.® and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The Company’s retail system consists of over 795 restaurants in 39 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal Year 2012 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2012 third quarter and year over year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for full year 2012 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

rgross@icrinc.com

Media Relations:

Liz Brady DiTrapano

646-277-1226

lbrady@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, restructuring expenses and other operating expenses/(income) (“adjusted EBITDA”) and free cash flow, which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information to the nearest GAAP measure.

The Company includes in this document information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude closed locations. When we intend to relocate a restaurant, we consider that restaurant to be temporarily closed for up to twelve months after it ceases operations. If a suitable relocation site has not been identified by the end of twelve months, we consider the restaurant to be permanently closed. Until that time, we include the restaurant in our open store count, but exclude its sales from our comparable store sales. As of October 2, 2012, there are five stores that we intend to relocate, and are thus considered to be temporarily closed.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	13 weeks ended (in thousands)		Increase/ (Decrease)
	September 27, 2011	October 2, 2012	2012 vs . 2011
Revenues:
Company-owned restaurant sales	$92,311	$95,418	3.4%
Manufacturing and commissary revenues	8,766	7,507	(14.4%)
Franchise and license related revenues	2,455	2,569	4.6%

Total revenues	103,532	105,494	1.9%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	27,693	26,676	(3.7%)
Labor costs	27,329	27,906	2.1%
Rent and related expenses	9,926	10,761	8.4%
Other operating costs	10,145	10,649	5.0%
Marketing costs	1,567	3,017	92.5%

Total company-owned restaurant costs	76,660	79,009	3.1%
Manufacturing and commissary costs	8,004	5,738	(28.3%)

Total cost of sales	84,664	84,747	0.1%
Gross margin:
Company-owned restaurant	15,651	16,409	4.8%
Manufacturing and commissary	762	1,769	132.2%
Franchise and license	2,455	2,569	4.6%

Total gross margin	18,868	20,747	10.0%
Operating expenses:
General and administrative expenses	8,610	9,091	5.6%
Depreciation and amortization	4,836	5,014	3.7%
Restructuring expenses	121	—	* *
Strategic alternatives expense	—	250	* *
Other operating expenses, net	47	60	27.7%

Income from operations	5,254	6,332	20.5%
Interest expense, net	772	744	(3.6%)

Income before income taxes	4,482	5,588	24.7%
Provision for income taxes	1,647	2,174	32.0%

Net income	$2,835	$3,414	20.4%

Net income – Basic	$0.17	$0.20	17.6%
Net income – Diluted	$0.17	$0.20	17.6%
Cash dividend declared per common share	$0.125	$0.125	0.0%
Weighted average number of common shares outstanding:
Basic	16,785,934	16,961,298	1.0%
Diluted	17,013,086	17,292,305	1.6%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	13 weeks ended (percent of total revenue)
	September 27, 2011	October 2, 2012
Revenues:
Company-owned restaurant sales	89.2%	90.5%
Manufacturing and commissary revenues	8.4%	7.1%
Franchise and license related revenues	2.4%	2.4%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	30.0%	27.9%
Labor costs	29.6%	29.2%
Rent and related expenses	10.7%	11.3%
Other operating costs	11.0%	11.2%
Marketing costs	1.7%	3.2%

Total company-owned restaurant costs	83.0%	82.8%
Manufacturing and commissary costs (2)	91.3%	76.4%

Total cost of sales	81.8%	80.3%
Gross margin:
Company-owned restaurant (1)	17.0%	17.2%
Manufacturing and commissary (2)	8.7%	23.6%
Franchise and license	100.0%	100.0%

Total gross margin	18.2%	19.7%
Operating expenses:
General and administrative expenses	8.3%	8.6%
Depreciation and amortization	4.7%	4.8%
Restructuring expenses	0.1%	0.0%
Strategic alternatives expense	0.0%	0.2%
Other operating expenses, net	0.0%	0.1%

Income from operations	5.1%	6.0%
Interest expense, net	0.8%	0.7%

Income before income taxes	4.3%	5.3%
Provision for income taxes	1.6%	2.1%

Net income	2.7%	3.2%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	39 weeks ended (in thousands)		Increase/ (Decrease)
	September 27, 2011	October 2, 2012	2012 vs. 2011
Revenues:
Company-owned restaurant sales	$275,723	$285,264	3.5%
Manufacturing and commissary revenues	25,541	23,196	(9.2%)
Franchise and license related revenues	7,191	7,900	9.9%

Total revenues	308,455	316,360	2.6%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	81,971	80,048	(2.3%)
Labor costs	81,514	82,982	1.8%
Rent and related expenses	30,205	31,508	4.3%
Other operating costs	29,485	30,152	2.3%
Marketing costs	7,793	9,007	15.6%

Total company-owned restaurant costs	230,968	233,697	1.2%
Manufacturing and commissary costs	22,452	18,215	(18.9%)

Total cost of sales	253,420	251,912	(0.6%)
Gross margin:
Company-owned restaurant	44,755	51,567	15.2%
Manufacturing and commissary	3,089	4,981	61.2%
Franchise and license	7,191	7,900	9.9%

Total gross margin	55,035	64,448	17.1%
Operating expenses:
General and administrative expenses	27,314	30,206	10.6%
Depreciation and amortization	13,984	14,792	5.8%
Restructuring expenses	334	480	43.7%
Strategic alternatives expense	—	685	* *
Other operating (income) expenses, net	(776)	319	(141.1%)

Income from operations	14,179	17,966	26.7%
Interest expense, net	2,507	2,322	(7.4%)
Income before income taxes	11,672	15,644	34.0%
Provision for income taxes	4,589	6,070	32.3%

Net income	$7,083	$9,574	35.2%

Net income – Basic	$0.43	$0.57	32.6%
Net income – Diluted	$0.42	$0.56	33.3%
Cash dividends declareds per common share	$0.250	$0.375	50.0%
Weighted average number of common shares outstanding:
Basic	16,588,907	16,915,756	2.0%
Diluted	16,856,275	17,200,034	2.0%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	39 weeks ended (percent of total revenue)
	September 27, 2011	October 2, 2012
Revenues:
Company-owned restaurant sales	89.4%	90.2%
Manufacturing and commissary revenues	8.3%	7.3%
Franchise and license related revenues	2.3%	2.5%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	29.7%	28.1%
Labor costs	29.6%	29.1%
Rent and related expenses	11.0%	11.0%
Other operating costs	10.7%	10.6%
Marketing costs	2.8%	3.1%

Total company-owned restaurant costs	83.8%	81.9%
Manufacturing and commissary costs (2)	87.9%	78.5%

Total cost of sales	82.2%	79.6%
Gross margin:
Company-owned restaurant	16.2%	18.1%
Manufacturing and commissary	12.1%	21.5%
Franchise and license	100.0%	100.0%

Total gross margin	17.8%	20.4%
Operating expenses:
General and administrative expenses	8.9%	9.6%
Depreciation and amortization	4.5%	4.7%
Restructuring expenses	0.1%	0.2%
Strategic alternatives expense	0.0%	0.2%
Other operating (income) expenses, net	(0.3%)	0.1%

Income from operations	4.6%	5.6%
Interest expense, net	0.8%	0.7%

Income before income taxes	3.8%	4.9%
Provision for income taxes	1.5%	1.9%

Net income	2.3%	3.0%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing revenues
*	Not applicable
**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	January 3, 2012	October 2, 2012
Cash and cash equivalents, end of period	$8,652	$12,668
Property, plant and equipment, net	59,017	58,841
Total assets	204,732	207,563
Total debt	74,200	68,575
Total liabilities	116,919	113,910

	39 weeks ended
Selected Consolidated Cash Flow Information:	September 27, 2011	October 2, 2012
Net cash provided by operating activities	$25,429	$31,376
Net cash used in investing activities	(11,955)	(16,170)
Net cash used in financing activities	(14,971)	(11,190)
Free cash flow (cash provided by operating activities less cash used in investing activities)	13,474	15,206

	13 weeks ended		39 weeks ended
Reconciliation of GAAP to Non-GAAP Measures:	September 27, 2011	October 2, 2012	September 27, 2011	October 2, 2012
	(in thousands)
Net income	$2,835	$3,414	$7,083	$9,574
Adjustments to net income:
Interest expense, net	772	744	2,507	2,322
Provision for income taxes	1,647	2,174	4,589	6,070
Depreciation and amortization	4,836	5,014	13,984	14,792
Restructuring expenses	121	—	334	480
Strategic alternative expenses	—	250	—	685
Other operating expense (income), net	47	60	(776)	319

Adjusted EBITDA	$10,258	$11,656	$27,721	$34,242

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

	13 weeks ended October 2, 2012
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Total beginning balance	448	95	240	783
Opened restaurants	2	1	17	20
Closed restaurants	(1)	(1)	(4)	(6)
Refranchising, Net	1	(1)	—	—

Total ending balance	450	94	253	797

	Trailing 12 Months Activity
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance - September 27, 2011	431	94	233	758
Opened restaurants	11	11	30	52
Closed restaurants	(1)	(2)	(10)	(13)
Refranchising, Net	9	(9)	—	—

Ending balance - October 2, 2012	450	94	253	797